Exhibit 32.2

 CERTIFICATION OF CHIEF FINANCIAL OFFICER  PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

 In connection with the Annual Report of Default Proof Credit Card System, Inc.(the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

 I, Charles Menendez, Chief Financial Officer  of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

 (1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)   The information contained in the Report fairly presents, in all  material respects, the financial condition and result of operations of the Company.

 IN WITNESS WHEREOF, the undersigned has executed this certification as of the 28th day of March 2006.

/s/ Charles A. Menendez

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    Charles A. Menendez

    President/Chief Financial Officer